UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 21, 2016

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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In an at-large election concluded on November 21, 2016, the participating members of the Federal Home Loan Bank of San Francisco (“Bank”) re-elected incumbent nonmember public interest independent director Robert F. Nielsen, re-elected incumbent nonmember independent director Melinda Guzman, and elected nonmember independent director F. Daniel Siciliano to new terms on the Bank's board. In addition, the participating California members of the Bank re-elected incumbent member directors Richard A. Heldebrant and Simone Lagomarsino to new terms on the Bank's board as California member directors. The positions to be held by Mr. Nielsen, Mr. Siciliano, Mr. Heldebrant, and Ms. Lagomarsino each have a four-year term beginning January 1, 2017, and ending December 31, 2020. The position to be held by Ms. Guzman has a three-year term beginning January 1, 2017, and ending December 31, 2019. The Bank's board appoints directors to its committees in January each year. In accordance with Federal Housing Finance Agency regulations, compensation for service on the Bank's board for these directors will be subject to the Bank's annual Director Compensation and Expense Reimbursement Policy.

The Bank issued a press release announcing the election results. The press release is furnished as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Bank's 2016 director elections were conducted by mail. No in-person meeting of the members was held. With respect to the at-large election concluded on November 21, 2016, one candidate, incumbent nonmember public interest independent director Robert F. Nielsen, President of Shelter Properties, Inc., Reno, Nevada, was nominated by the Bank's board to run for the nonmember public interest independent director position, and two candidates, incumbent nonmember independent director Melinda Guzman, Chief Executive Officer of Melinda Guzman Professional Corporation, Sacramento, California, and F. Daniel Siciliano, Professor and Faculty Director of the Arthur and Toni Rembe Rock Center for Corporate Governance and Associate Dean for Executive Education and Special Programs, Stanford Law School, Stanford, California, were nominated by the Bank’s board to run for the two other nonmember independent director positions. Of the 339 institutions eligible to vote in the at-large election, 187 participated. For the nonmember public interest independent director position, 4,778,994 votes were cast, of which Mr. Nielsen received 4,778,994 votes (representing 52.04% of total eligible voting shares). For the two other nonmember independent director positions, 9,434,286 votes were cast, of which Ms. Guzman received 4,695,800 votes (representing 51.13% of total eligible voting shares) and Mr. Siciliano received 4,738,486 votes (representing 51.60% of total eligible voting shares). Mr. Nielsen, Ms. Guzman and Mr. Siciliano were each elected.

Institutions eligible to vote in the 2016 California member director election nominated six candidates for the California member director positions to be filled in the 2016 California member director election. Of these six candidates, incumbent member directors Richard A. Heldebrant, President and Chief Executive Officer of Star One Credit Union, Sunnyvale, California, and Simone Lagomarsino, President and Chief Executive Officer of Heritage Oaks Bank, Paso Robles, California, received the most votes cast and were elected. Of the 288 institutions eligible to vote in the 2016 California member director election, 161 participated, casting a total of 9,733,721 votes, of which Mr. Heldebrant received 2,754,059 votes and Ms. Lagomarsino received 3,490,529 votes. The table below shows the number of votes that each candidate received in the 2016 election for the California member director position:

Name	Member	Votes
Douglas J. Bystry	President and Chief Executive Officer Clearinghouse Community Development Financial Institution, Lake Forest, CA	825,133
Todd Harris	President and Chief Executive Officer Technology Credit Union, San Jose, CA	1,105,433
Richard A. Heldebrant	President and Chief Executive Officer Star One Credit Union, Sunnyvale, CA	2,754,059
Simone Lagomarsino	President and Chief Executive Officer Heritage Oaks Bank, Paso Robles, CA	3,490,529
Matthew R. Lane	Vice President - Finance and Operations Yolo Federal Credit Union, Woodland, CA	315,840
William R. Trezza	Chief Executive Officer BAC Community Bank, Stockton, CA	1,242,727

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	News Release, dated November 21, 2016, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: November 22, 2016	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen Executive Vice President and Chief Operating Officer